UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2003 (September 19, 2003)

The Warnaco Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10857	95-4032739

(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue New York, NY	10016

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 287-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 9.	Required FD Disclosure.

The Warnaco Group, Inc. (“Warnaco”) announced today that it has amended its existing license agreement with Polo/Ralph Lauren Corporation for the CHAPS line of men’s sportswear. The amendment (a) extends the duration of the license beyond its current term, which expires on December 31, 2008, by adding two five-year renewal terms up to and through December 31, 2018 and (b) expands (i) the scope of licensed products to include a jeanswear collection, activewear and swimwear in addition to the current sportswear products and (ii) the range of approved accounts. As part of the amendment, Warnaco will introduce a newly re-designed CHAPS trademark and logo. The new CHAPS men’s line is scheduled to launch in Fall 2004.

In accordance with general instruction B.2 and B.6 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date:	September 22, 2003	By:	/s/ Jay A. Galluzzo

Name:	Jay A. Galluzzo
Title:	Vice President, General Counsel and Secretary